UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)     On January 8, 2024, Beacon Roofing Supply, Inc. (the “Company”) appointed Carmelo Carrubba, age 53, as the Company’s Interim Chief Financial Officer to be effective as of January 20, 2024, until a permanent CFO has been appointed. As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on December 4, 2023, the Company announced the resignation of Frank A. Lonegro as the Company’s Executive Vice President and Chief Financial Officer, effective as of February 1, 2024.

Mr. Carrubba joined Beacon in April 2022 as Vice President of Strategy and Transformation and as a member of Beacon’s Executive Committee. In these key leadership positions, Mr. Carrubba shares responsibility for creating and supporting the value creation framework to drive the successful execution of Beacon’s Ambition 2025. Mr. Carrubba has extensive executive, functional and operational experience, having joined Beacon from Glatfelter, a US publicly-traded leading manufacturer of engineered materials, where he served as Vice President of Strategy and Sustainability from 2021 to 2022, after serving in a similar role at Jacob Holm, a privately-held engineered material manufacturer, where he served as Corporate Vice President of Strategy and Sustainability from 2020 to 2022. Prior to Jacob Holm, Mr. Carrubba spent 14 years within the exteriors industry at publicly traded Owens Corning from 2006 to 2020, serving in various roles of increasing responsibility including strategic planning, general management with full P&L responsibilities, global commercial excellence director and Vice President of Strategic Marketing. While at Owens Corning, he also oversaw the deployment and execution of several major capital investments ranging in size from $10 million to $150 million. Mr. Carrubba also worked as a Manager for Bain & Company. He holds a B.A. in Economics and Business Administration from the University of Catania in Catania, Italy and an M.B.A. from INSEAD, Singapore and Fontainebleau, France.

There are no arrangements or understandings between Mr. Carrubba and any other persons pursuant to which he was selected as the Company’s Interim Chief Financial Officer. There are also no family relationships between Mr. Carrubba and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: January 12, 2024	By:	/s/ Frank A. Lonegro
Frank A. Lonegro
Executive Vice President & Chief Financial Officer